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                                                                      EXHIBIT 99

          PRESS RELEASE OF THE BANC CORPORATION DATED NOVEMBER 1, 2005

                          (THE BANC CORPORATION LOGO)


                        BANC CORPORATION ADOPTS NEW NAME;
                            CHARTER CHANGE COMPLETED

BIRMINGHAM, ALABAMA, NOVEMBER 1, 2005: The Banc Corporation (NASDAQ: TBNC) announced today that the company will be changing the name of its subsidiary bank to Superior Bank beginning January 2006. Subject to shareholder approval, The Banc Corporation will change its corporate name to Superior Bancorp. no later than May 2006 immediately following its annual meeting. CEO Stan Bailey commented, "We believe that the adoption of the 'Superior Bank' name clearly states our expectations for the future potential of our community bank, our markets, our people, our products and most importantly, our shareholders. We also believe that this change signals the completion of our transition period during 2005 and our excitement about the company's plans for a new period of growth and expansion."

         Customers will begin seeing the "Superior" name as signage changes occur in early January 2006 at existing offices and thereafter as the number of offices and markets expand. Bailey further commented, "We expect that Superior Bank will become known for its superior people delivering superior products that will generate superior value for its customers and shareholders." Customers will be able to use their existing checks and ATM/Debit cards without any service interruptions. The Superior Bank name will begin appearing on checks and cards at the next reorder after January 1, 2006.

         In expectation that Superior Bancorp. should be approved by the shareholders, the NASDAQ symbol "SUPR" has been reserved as the Company's new stock symbol. Shareholders should begin seeing new stock certificates during the third quarter 2006.

         The Superior Bank name has a legacy with the new management of The Banc Corporation. In 1998, a group of investors led by Stan Bailey founded Superior Financial Corp. (NASDAQ: SUFI) and acquired Superior Federal Bank, a $1.2 billion thrift headquartered in Little Rock, Arkansas. From 1998 to 2003, Superior Financial became the largest, publicly-traded community bank holding company headquartered in Arkansas at $1.8 billion in assets largely as a result of the execution of a sound community bank strategy and capitalizing on opportunities caused by out-of-state acquisitions of larger Arkansas competitors and the resulting bank-customer dislocation. In 2003, Superior was acquired by Arvest Holdings, Inc. From 1998 through 2003, Superior shareholders saw a 148% appreciation in shareholder value.



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         The Banc Corporation also announced that it has received approval from the Office of Thrift Supervision to convert its bank charter from an Alabama state bank to a federal savings bank, effective November 1. Stan Bailey, commenting on the approval of the charter change said, "This change in charter simplifies our regulatory environment, as we will now be subject to a single federal regulatory system rather than to dual regulation. In addition, we believe this change enhances our ability to expand our services and franchise, and is consistent with our efforts to enhance shareholder value." Customers will see no changes from the charter conversion.

         The Banc Corporation is a $1.38 billion community bank holding company headquartered in Birmingham, Alabama. Its principal subsidiary is The Bank, a southeastern community bank with 26 banking offices in Alabama and northwest Florida. It also operates loan production offices in Montgomery, Alabama, Tallahassee, Florida and Panama City, Florida.

         Statements in this document that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. The Banc Corporation cautions that such "forward looking statements," wherever they occur in this document or in other statements attributable to The Banc Corporation are necessarily estimates reflection the judgment of The Banc Corporation's senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the "forward looking statements." Such "forward looking statements" should, therefore, be considered in light of various important factors set forth from time to time in the Banc Corporation's reports and registration statements filed with the Sec. While it is impossible to list all such factors that could affect the accuracy of such "forward looking statements," some of those factors general, economic conditions, especially in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in the competitive environment in the markets served by The Banc Corporation; and changes in the loan portfolio and the deposit base of The Banc Corporation. The Banc Corporation disclaims any intent or obligation to update "forward looking statements."


For more information on the Banc Corporation access http://www.the-banc.com or call 1-877-326-2265.

FOR MORE INFORMATION CONTACT:
Tom Jung at (205) 327-3547.


                              [SUPERIOR BANK LOGO]